

Scudder - Charter
Non-Standardized Performance MKTG                   Performance as12/31/2002

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AUVS                                                                  End       1 Year     5 Year     10 Year
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Fund                                                Portfolio
                                                    Inception    12/31/2002 12/31/2001  12/31/1997  12/31/1992     Inception
Balanced                                              07/16/85      10.000      11.858      9.327      5.213         2.343
Bond                                                 207/16/85      10.000      9.354       7.795      5.692         3.063
Capital Growth                                       307/16/85      10.000      14.221     12.078      5.460         2.110
Global Discovery                                     405/01/96      10.000      12.570      9.370       N/A          7.996
Growth and Income                                    505/02/94      10.000      13.100     13.681       N/A          6.372
International                                        605/01/87      10.000      12.336     12.800      6.974         5.061
Money Market                                         707/16/85      10.000      9.922       8.371      6.975         4.615
21st Century Growth                                  805/03/99      10.000      17.142       N/A        N/A         16.603
Growth                                               912/09/83      10.000      14.265     14.789      7.705         2.621


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PERFORMANCE - Annualized                              Portfolio                                        Since      Total
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Funds                                                 Inception     1 Year      5 Year     10 Year   Inception    Return
Balanced                                          1   07/16/85      -15.67%     1.40%       6.73%      8.66%
Bond                                              2   07/16/85       6.91%      5.11%       5.80%      7.01%
Capital Growth                                    3   07/16/85      -29.68%     -3.71%      6.24%      9.31%
Global Discovery                                  4   05/01/96      -20.44%     1.31%        N/A       3.41%
Growth and Income                                 5   05/02/94      -23.66%     -6.08%       N/A       5.34%
International                                     6   05/01/87      -18.94%     -4.82%      3.67%      4.44%
Money Market                                      7   07/16/85       0.79%      3.62%       3.67%      4.53%
21st Century Growth                               8   05/03/99      -41.66%      N/A         N/A      -12.92%
Growth                                            9   12/09/83      -29.90%     -7.53%      2.64%      7.27%

